UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Greetings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter and questions and answers were provided to employees of American Greetings Corporation (the “Company” or “American Greetings”) in connection with the proposed acquisition of the Company pursuant to the terms of the Agreement and Plan of Merger, dated March 29, 2013, by and among the Company, Century Intermediate Holding Company and Century Merger Company:

[EMPLOYEE LETTER]

TO ALL ASSOCIATES:

This morning, American Greetings announced that it has entered into a definitive agreement to be acquired by us and certain other members of our family and related entities. If the transaction is completed, American Greetings’ shares will no longer be publicly traded and the Weiss family and related entities would own the Company. Click here for a copy of the press release.

This agreement was approved for the Company by its Board of Directors acting, in part, on the recommendation of a Special Committee consisting of independent and disinterested directors.

Over the last several months, we negotiated the transaction with the Special Committee. Our negotiations were vigorous and at arm’s length, but we’re pleased that we were able to come to an agreement that properly respects all parties’ interests.

We want to thank all of you for your continuing hard work and dedication since the Company announced the receipt of our proposal last September. We understand that the lack of information about the status of the proposal during the last few months may have been difficult. However, we were unable to provide updates because of securities laws and other legal considerations. We greatly appreciate your professionalism and perseverance throughout this process.

We are excited to be able to lead the Company into the next chapter of its history. We believe the transaction leaves the Company in a position to continue to serve the interests of its customers, employees, suppliers and the communities in which it operates.

You’ll be able to find more information in our press release and the information we filed today with the SEC as well as additional information that we will file publicly with the SEC in the coming weeks. Subject to shareholder approval and the satisfaction of other conditions, we expect the transaction to close in our second fiscal quarter. In the meantime, it will be “business as usual” for American Greetings and our employees.

Click here for a list of answers to some questions that you may have about the transaction and its expected impact. We will keep you updated as appropriate as we move forward. If you have any immediate questions, please contact Steve Smith, Senior Vice President, Chief Financial Officer; Brian McGrath, Senior Vice President, Human Resources; Chris Haffke, Vice President, General Counsel and Secretary; or Greg Steinberg, Treasurer and Executive Director of Investor Relations.

The Securities and Exchange Commission has strict rules regarding communication on pending transactions. Therefore, we remind you that it is essential that all inquiries from the media, investors or other third parties be routed through the proper representatives. Please direct all inquiries to the Public Relations and Investor Relations departments.

Once again, thank you for all that you do for American Greetings. We are excited about our future.

Sincerely,

Zev Weiss Chief Executive Officer	Jeff Weiss President and Chief Operating Officer

Associates are reminded that only designated associates in the Public Relations and Investor Relations departments are authorized to serve as spokespersons for the corporation with media outlets, financial analysts and Internet message boards.

In keeping with this and other corporate policies, we expect American Greetings associates (and their families) to refrain from responding to media or analyst inquiries, as well as from participating in public message boards, and social media sites (Facebook, Twitter, blogs etc.) about the corporation.

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Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2012 Annual Report on Form 10-K and later Quarterly Reports on Form 10-Q. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.americangreetings.com or by directing a request to the Company’s Corporate Secretary at our World Headquarters at One American Road, Cleveland, Ohio 44144-2398, or via email to investor.relations@amgreetings.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended February 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 11, 2012.

Answers to Employees’ Questions about the Transaction

What did the Company announce today?

American Greetings entered into an agreement with certain members of the Weiss family and related parties to take the Company private. This agreement was approved unanimously (with Morry, Zev and Jeff Weiss abstaining) by the Board of Directors acting, in part, on the recommendation of a Special Committee of the Board consisting of independent and disinterested directors.

Since the Company announced receipt of a proposal from the Weiss family in September of last year, this Special Committee has conducted a review of the proposal, explored alternatives available to the Company, and negotiated the terms of the transaction. Throughout the process, the Special Committee was advised by independent financial and legal advisors. Based on the recommendation of the Special Committee and other factors, the Board unanimously determined (with the Weisses abstaining) that this transaction was fair and in the best interests of the Company and its shareholders.

What does it mean to “go private”?

If the transaction is completed, the Company’s shares will no longer trade on the NYSE and instead will be owned by members of the Weiss family and related parties.

How long before the transaction closes? What approvals are required?

We expect the transaction to close during the second quarter of the Company’s current fiscal year, subject to the receipt of funding under financing commitments obtained for the transaction and the satisfaction of customary closing conditions, including shareholder approval. Under Ohio law, the transaction requires the approval of shares representing two-thirds of our outstanding voting power. It is also a condition to the transaction that a majority of shareholders (excluding the members of the Weiss family and our directors and executive officers) vote for the transaction.

What does this transaction mean to employees?

The Board and the Weiss family believe this transaction is a positive development for the Company and our employees. This transaction will allow American Greetings to focus on our long-term plans without the constraints of short-term public market requirements. By entering into a transaction with members of the Weiss family, the Company can achieve these benefits while maintaining continuity in management and operations. While the transaction is pending, we expect it will be “business as usual” for employees.

Will this impact my salary and incentive bonus and awards? What about my health and welfare benefits?

We do not anticipate significant changes to salaries or to bonus programs as a result of the transaction. We expect to pay annual bonuses and grant equity awards this year consistent with past practice. The Company intends to continue to provide market competitive base pay and incentives as our employees are our most important asset.

In addition, the transaction should not impact the Company’s contributions this year under its Retirement Profit Sharing and Savings Plan. Otherwise, we expect that employees will remain on existing health, welfare and other benefit plans.

What are the terms of the transaction for shareholders?

Shareholders (other than members of the Weiss family) will receive $18.20 per share in cash when the transaction closes.

What will happen to American Greetings shares I hold in the 401(k) Plan?

If the transaction closes, these shares will be exchanged for $18.20 per share. The funds you receive will remain in your 401(k) Plan and be available for investment in other plan options. If you hold shares in the 401(k) Plan, you will be given the opportunity to direct the trustee of the plan how to vote those shares with respect to the transaction. Additional information will be provided to plan holders before the shareholder vote.

How will this impact the new World Headquarters project?

As we announced in November, we decided to delay the new world headquarters project as a result of the proposal from the Weiss family. We still intend to proceed with the development, but it is too early to tell how the transaction will impact timing.

What should we do while the transaction is pending?

You should continue to do a great job and focus on your work. We expect there will be little, if any, change in day-to-day operations for employees.

Will we be given updates on the status of the transaction? Where can I get more information?

Yes, we will update you as appropriate during this process. More information will be available in our filings made with the SEC, which can be found on the Investor Relations section of our website.

How should I respond to questions from the media, investors, customers, suppliers or other third parties about the transaction?

The Securities and Exchange Commission has strict rules regarding communication on pending transactions. Therefore, it is essential that all inquiries from third parties be routed through the proper representatives.

The Company has issued a press release announcing the transaction and management will notify various constituents as appropriate. We will also be filing reports with the SEC. Please do not take it upon yourself to communicate this news with these groups unless you have been asked to do so. You should not comment on blogs, social media and other forums about this transaction. It is important that we speak with one voice and put only accurate information in the market.

If you receive questions from customers, suppliers or other partners, refer them to John Beeder, Senior Vice President, Executive Sales and Marketing Officer.

If you receive any other inquiries, refer them to the Public Relations and Investor Relations departments.

Associates are reminded that only designated associates in the Public Relations and Investor Relations departments are authorized to serve as spokespersons for the corporation with media outlets, financial analysts and Internet message boards.

In keeping with this and other corporate policies, we expect American Greetings associates (and their families) to refrain from responding to media or analyst inquiries, as well as from participating in public message boards, and social media sites (Facebook, Twitter, blogs etc.) about the corporation.

What will happen to employee options, RSUs and performance share awards?

Stock options that are held by employees and that have not expired immediately prior to the closing of the transaction (including both vested and unvested options) will be cashed out after closing. You will receive the excess of the $18.20 per share deal price over the exercise price for your options.

If you hold stock options that are “out-of-the-money” (meaning that the exercise price of the options is equal to or more than $18.20 per share) at the closing, your options will be cancelled in exchange for a payment after closing based on the value of such option.

RSUs and performance share awards will remain outstanding. If and when these awards vest and become payable, they will be settled in cash based on the $18.20 deal price rather than in shares of our stock. Performance shares may also be adjusted to reflect the effects of the transaction.

All payments will be subject to taxes and withholding.

Additional information will be distributed to holders of equity awards.

If I have vested stock options and want to exercise them before the transaction closes, can I do so? How can I sell shares?

You may exercise options and sell shares as usual in accordance with the Company’s Insider Trading Policy. Any employees selling stock will be governed by our Insider Trading Policy.

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Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2012 Annual Report on Form 10-K and later Quarterly Reports on Form 10-Q. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.americangreetings.com or by directing a request to the Company’s Corporate Secretary at our World Headquarters at One American Road, Cleveland, Ohio 44144-2398, or via email to investor.relations@amgreetings.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended February 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 11, 2012.